Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 7, 2025, relating to the financial statements of Siddhi Acquisition Corp. as of December 31, 2024 and for the period from July 5, 2024 (inception) through December 31, 2024, appearing in the Registration Statement on Form S-1, File No. 333-285648.

/s/ WithumSmith+Brown, PC

New York, New York

March 31, 2025